UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): July 13, 2007
Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)
237 West 35th Street, Suite 1101
New York, New York 10001
(Address of Principal Executive Offices)
(646) 502-4777
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Exhibits
SIGNATURES
EX-10.1: PURCHASE AGREEMENT
EX-10.2: BONUS PLAN/DOCUMENTS ESCROW AGREEMENT
EX-10.3: INDEMNITY ESCROW AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: TRANSCRIPT OF CONFERENCE CALL

Item 1.01 Entry into a Material Definitive Agreement
     On July 13, 2007, Answers Corporation, a Delaware corporation (the “Company”), Lexico Publishing Group, LLC, a California limited liability company (“Lexico”), Brian Kariger, as trustee of the Brian Patrick Kariger Charitable Remainder Unitrust Trust dated April 9, 2007, Brian Kariger, as trustee of the Brian Patrick Kariger Revocable Trust dated February 9, 2007, Daniel Fierro (collectively, the “Sellers”) and Brian Kariger, as the sellers’ representative (the “Sellers’ Representative”) entered into a Purchase Agreement (the “Agreement”), pursuant to which the Company will acquire all of the outstanding limited liability interests of Lexico (the “Acquisition”). Pursuant to the Agreement, the Company will pay an aggregate purchase price of $100 million in cash, subject to adjustment for closing net working capital and transaction expenses (the “Purchase Price”). $10.0 million of the Purchase Price may be paid to the employees of Lexico, subject to certain terms and conditions and a pre-determined payout schedule. In addition, $10.0 million of the Purchase Price will be placed in escrow for 12 months to secure the indemnification obligations of the Sellers under the Agreement as well as any post-closing Purchase Price adjustments for net working capital or transaction expenses.
     Lexico, the Sellers and the Company have made customary representations, warranties and covenants in the Agreement. The representations, warranties and covenants of Lexico and the Sellers, include among others, covenants to: (i) conduct business in the usual, regular and ordinary course between the execution of the Agreement and consummation of the Acquisition; (ii) not engage in certain kinds of transactions during this period; (iii) use commercially reasonable efforts to consummate the Acquisition, including using commercially reasonable efforts to take all steps necessary to obtain required governmental and third-party consents; and (iv) not solicit proposals relating to alternative transactions, enter into communications concerning alternative transactions, or agree to or endorse an alternative transaction.
     Consummation of the Acquisition is subject to the Company’s ability to secure financing for the Acquisition, as well as customary conditions to closing, including absence of any legal prohibition on consummation of the Acquisition, obtaining governmental and third-party consents, the accuracy of the representations and warranties (subject generally to a material adverse effect standard) and delivery of customary closing documents.
     The Agreement may be terminated in the following circumstances, subject to limitations described in the Agreement: (i) by mutual written consent of the Company and the Sellers; (ii) by either the Company or the Sellers if the Acquisition shall not have been consummated by 180 days from the date of filing the registration statement relating to the financing condition (subject to certain extensions); (iii) by either the Company or the Sellers if there is issued a final, non-appealable order restraining, enjoining or otherwise prohibiting the consummation of the Acquisition; or (iv) by either the Company or the Sellers upon an incurable material breach of the Agreement by the other party, which breach would result in the failure of the terminating party’s closing conditions to be fulfilled. The Agreement provides that, upon termination of the Agreement for an incurable material breach of the Agreement by the Company, which breach would result in the failure of the Company’s closing conditions to be fulfilled, the Company will be required to pay the Sellers a $2.0 million termination fee. Similarly, the Agreement provides that, upon termination of the Agreement for an incurable material breach of the Agreement by the Sellers, which breach would result in the failure of the Sellers’ closing conditions to be fulfilled, the Sellers will be required to pay the Company a $2.0 million termination fee. In addition, if the Agreement is terminated for failure of the financing condition, the Company will be required to reimburse the out-of-pocket transaction expenses of the Sellers up to $400,000.
     Simultaneously with the execution of the Agreement, the Company, Lexico, the Sellers, the Sellers’ Representative and American Stock Transfer & Trust Co., as escrow agent (the “Escrow Agent”) entered into a Bonus Plan/Documents Escrow Agreement (the “Escrow Agreement”), pursuant to which, among other things, the Sellers deposited with the Escrow Agent instruments of transfer of the limited liability interests of Lexico, which shall be released to the Company upon the closing of the Acquisition, or returned to the Sellers if the Agreement is terminated in accordance with its terms. In addition, the Escrow Agreement provides that $10 million of the Purchase Price will be deposited into escrow at closing for the benefit of the employees of Lexico, to be distributed to the employees of Lexico in accordance with the

Escrow Agreement; provided, however, any amounts forfeited by the employees of Lexico under the Escrow Agreement will be provided to the Sellers as an additional payment.
     The foregoing description of the Agreement and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto, by reference to the Escrow Agreement, which is filed as Exhibit 10.2 hereto and are incorporated into this report by reference.
     The Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of the Company, Lexico and the Sellers. The assertions embodied in those representations and warranties were made for the purposes of the Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Investors should read the Agreement together with the other information concerning the Company that the Company publicly files in reports and statements with the Securities and Exchange Commission.
Item 7.01 Regulation FD Disclosure
     On July 16, 2007, the Company announced the execution of a Purchase Agreement to acquire Lexico. A copy of the press release that discusses this matter is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01. On July 17, 2007, the Company held a conference call to discuss the proposed acquisition of Lexico. A transcript of the conference call is attached hereto as Exhibit 99.2 and is incorporated by reference in this Item 7.01. In accordance with Regulation FD, this current report is being filed to publicly disclose all information that was provided in its press release and transcript. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.
Item 9.01 Exhibits
(d) Exhibits

Exhibit
Number	Description
10.1	Purchase Agreement, dated July 13, 2007, among Answers Corporation, Lexico Publishing Group, LLC, Brian Kariger, as trustee of the Brian Patrick Kariger Charitable Remainder Unitrust Trust dated April 9, 2007, Brian Kariger, as trustee of the Brian Patrick Kariger Revocable Trust dated February 9, 2007, Daniel Fierro and Brian Kariger, as seller representative.
10.2	Bonus Plan/Documents Escrow Agreement, dated July 13, 2007, by and among Answers Corporation, Lexico Publishing Group, LLC, Brian Kariger, as trustee of the Brian Patrick Kariger Charitable Remainder Unitrust Trust dated April 9, 2007, Brian Kariger, as trustee of the Brian Patrick Kariger Revocable Trust dated February 9, 2007, Daniel Fierro, Brian Kariger, as seller representative and American Stock Transfer & Trust Co.
10.3	Indemnity Escrow Agreement, dated July 13, 2007, by and among Answers Corporation, Brian Kariger, as trustee of the Brian Patrick Kariger Charitable Remainder Unitrust Trust dated April 9, 2007, Brian Kariger, as trustee of the Brian Patrick Kariger Revocable Trust dated February 9, 2007, Daniel Fierro, Brian Kariger, as seller representative and American Stock Transfer & Trust Co.
99.1	Press release of Answers Corporation dated July 16, 2007.
99.2	Transcript of July 17, 2007 Conference Call.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION
By:	/s/ Steven Steinberg
Steven Steinberg
Chief Financial Officer

Dated: July 17, 2007